UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 19, 2006
NORTHWEST PIPELINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-7414 (Commission File Number)	87-0269236 (I.R.S. Employer Identification No.)

295 Chipeta Way Salt Lake City, Utah (Address of principal executive offices)	84108 (Zip Code)
Registrant’s telephone number, including area code: (801) 583-8800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     On June 19, 2006, Northwest Pipeline Corporation (the “Company”) announced that it priced its previously announced $175 million offering of senior unsecured notes due 2016. The notes were priced with a 7.00 percent coupon. The net proceeds from the offering of the notes are expected to be used for general corporate purposes, including the funding of capital expenditures. A copy of the Company’s press release announcing the same is attached as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.
(c) Exhibits.
Exhibits. The following are filed as Exhibits to this Report.
99.1	Press release dated June 19, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST PIPELINE CORPORATION
By:	/s/ Brian K. Shore
	Name:	Brian K. Shore
	Title:	Corporate Secretary

Dated: June 20, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 19, 2006

4